UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2007

INTERSTATE BAKERIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard
Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement.

On October 22, 2007, Interstate Bakeries Corporation (the “Company”) and eight of its subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the “Debtors”) filed a motion (the “Exit Facility Commitment Motion”) in the United States Bankruptcy Court for the Western District of Missouri (the “Bankruptcy Court”) seeking entry of an order (the “Order”) by the Bankruptcy Court authorizing the Debtors to enter into an exit facility commitment letter (the “Commitment Letter”), an exit facility fee letter (the “Exit Facility Fee Letter”) and related agreements with Silver Point Finance L.L.C. and its affiliated investment funds (collectively, “Silver Point”) for an investment to be made in connection with the confirmation and consummation of a chapter 11 plan of reorganization consistent with the proposed terms set forth in the summary term sheet attached as an exhibit to the Commitment Letter.

In addition, the Company is also seeking Bankruptcy Court permission to enter into a plan funding agreement with JP Morgan Chase Bank, N.A., McDonnell Investment Management LLC, Quadrangle Master Fund Ltd., and Silver Point Capital, L.P. (collectively, the “Plan Supporters”), holders of approximately 48 percent of the funded amounts outstanding under the Company’s pre-petition senior secured credit facility (the “Plan Funding Agreement”).

Pursuant to the Commitment Letter, in connection with the consummation of the proposed plan of reorganization, Silver Point agrees to provide senior credit facilities in an aggregate amount of up to $400 million, comprised of a $120 million senior secured revolving credit facility, a $60 million senior secured term loan facility and a $220 million letter of credit facility (the “Exit Financing Commitment”).

Under the Plan Funding Agreement, the Plan Supporters have agreed, under a confirmed Chapter 11 plan of reorganization, to convert approximately $218 million of funded pre-petition senior secured debt into new debt and equity securities to be issued upon the Company’s emergence from Chapter 11.

Under the terms of the proposed Plan Funding Agreement and restated plan of reorganization proposed by the Company:

•           The pre-petition lenders’ funded debt totaling approximately $450 million would be exchanged for (a) $250 million in second lien notes, (b) $165 million of convertible secured notes and (c) $35 million of class A common stock, each to be issued by the reorganized Company.

•           Holders of general unsecured claims would receive approximately 25.9 percent of the outstanding shares of common stock of the reorganized Company (in the form of class B common stock) and the opportunity to participate in a rights offering entitling such unsecured creditors to subscribe for an additional $50 million of class B common stock.

•           If the proposed plan of reorganization is consummated, the existing common stock of the Company would be cancelled and existing shareholders would not receive any distribution.

Both the Plan Funding Agreement and Exit Financing Commitment are subject to customary conditions, including a requirement that (a) the Company obtain agreement to and ratification of changes to its collective bargaining agreements with major unions that are essential to implement the Company’s business plan, and (b) the Company obtain an extension of its debtor-in-possession financing facility, which is scheduled to mature on February 9, 2008.  If all of these conditions are not satisfied there can be no assurances that they will be waived or that alternate financing will be available on acceptable terms or at all.

As previously reported in the Company’s Current Report on Form 8-K filed on October 1, 2007, the Company reached agreement with the Bakery, Confectionery, Tobacco Workers and Grain Millers International Union leadership on September 28, 2007. Thus far approximately 90 percent of locals have ratified the modified agreements. The Company continues to bargain with the International Brotherhood of Teamsters (“IBT”), but has not yet reached agreement with IBT leadership on all contract changes necessary to implement the Company’s business plan and fulfill the requirements of the Exit Financing Commitment. If the Company is not able to reach agreement with the IBT before November 7, 2007, the Company may withdraw the Exit Facility Commitment Motion to avoid incurring the underwriting fees and potential breakup fees described below and instead pursue other value-maximizing alternatives.

In exchange for the commitments and agreements under the Commitment Letter, the Debtors agree to pay at least $5 million in commitment fees for the Exit Facility Commitment and up to $12 million in potential breakup fees if, among other reasons, the Company is not able to obtain the union agreements essential to implement its business plan. The Debtors also agree to reimbursement of all reasonable fees and expenses incurred by or on behalf of Silver Point in connection with the preparation and negotiation of the Commitment Letter and the consummation of the transaction proposed therein.

The Exit Facility Commitment Motion also seeks authority to establish a competitive bidding process to select the provider(s) of necessary junior debt or equity capital to fund the Company’s plan of reorganization.

The foregoing description of the Commitment Letter, the Plan Funding Agreement and the Fee Letter is not intended to be complete and is qualified in its entirety by reference to the Commitment Letter (including exhibits attached thereto) and the Fee Letter attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters

Some information contained in this Current Report on Form 8-K may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company’s views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the evaluation of various alternatives, including, but not limited to, the sale of some or all of its assets, infusion of capital, debt restructuring and the filing and ultimate approval of a plan of reorganization with the Bankruptcy Court, or any combination of these options; the Company’s ability to implement its business plan developed as a basis for its discussion regarding one or more plans of reorganization; the Company’s ability to obtain concessions from its unionized workforce to reduce costs and allow for greater flexibility in the method and manner of distributing its products; risks associated with the Company’s restructuring activities, including the risks associated with achieving the desired savings; the ability of the Company to operate pursuant to the covenants, terms and certifications of its DIP financing facility as amended and restated; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to negotiate an extension (if necessary) or refinance its DIP financing facility, which expires on February 9, 2008; the ability of the Company to develop, propose, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with failing to obtain court approval for one or more extensions to the exclusivity period for the Company to propose and confirm one or more plans of reorganization or with third parties seeking and obtaining court approval to terminate or shorten any such exclusivity period, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; risks associated with cost increases in materials, ingredients, energy and employee wages and benefits; the Company’s ability to successfully reject unfavorable contracts and leases; the duration of the Chapter 11 process;  the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company’s liquidity or results of operations; the instructions, orders and decisions of the bankruptcy court and other effects of legal and administrative proceedings, settlements, investigations and claims; the significant time that will be required by management to structure and implement a plan of reorganization, as well as to evaluate the Company’s various alternatives discussed above; risks associated with product price increases, including the risk that such actions will not effectively offset inflationary cost pressures and may adversely impact sales of the Company’s products; the effectiveness of the Company’s efforts to hedge its exposure to price increases with respect to various ingredients and energy; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; successful implementation of information technology improvements; obligations and uncertainties with respect to a defined benefit pension plan to which we contribute; costs associated with increased contributions to single employer, multiple employer or multi-employer pension plans; the impact of any withdrawal liability arising under the Company’s multi-employer pension plans as a result of prior actions or current consolidations; the effectiveness and adequacy of our information and data systems; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; acceptance of new product offerings by consumers and the Company’s ability to expand existing brands; the performance of the Company’s recent new product introductions, including the success of such new products in achieving and retaining market share; the effectiveness of advertising and marketing spending; any inability to protect and maintain the value of the Company’s intellectual property; future product recalls or food safety concerns; actions of competitors, including pricing policy and promotional spending; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation’s response to such acts and acts of war; and other factors.  These statements speak only as of the date of this Current Report on Form 8-K, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 7.01.        Regulation FD Disclosure.

On October 22, 2007, the Company issued a press release, attached hereto as Exhibit 99.1 and hereby incorporated by reference, regarding the Exit Financing Commitment.

The information in this Current Report on Form 8-K under the heading Item 7.01, “Regulation FD Disclosure,” including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Exit Facility Commitment Letter, dated October 18, 2007, among Interstate Bakeries Corporation, Interstate Brands Corporation and Silver Point Finance, L.L.C.
10.2	Exit Facility Fee Letter, dated October 18, 2007, among Interstate Bakeries Corporation, Interstate Brands Corporation and Silver Point Finance, L.L.C.
99.1	Interstate Bakeries Corporation press release dated October 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2007	INTERSTATE BAKERIES
CORPORATION

	By:	/s/ J. Randall Vance
J. Randall Vance
Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Exit Facility Commitment Letter, dated October 18, 2007, among Interstate Bakeries Corporation, Interstate Brands Corporation and Silver Point Finance, L.L.C.
10.2	Exit Facility Fee Letter, dated October 18, 2007, among Interstate Bakeries Corporation, Interstate Brands Corporation and Silver Point Finance, L.L.C.
99.1	Interstate Bakeries Corporation press release dated October 22, 2007